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                           AMENDMENT NO. 1 TO THE
                           NOBLE AFFILIATES, INC.
                           1992 STOCK OPTION AND
                           RESTRICTED STOCK PLAN



   Pursuant to the provisions of Section 15 thereof, the Noble Affiliates, Inc., 1992 Stock Option and Restricted Stock Plan (the "Plan"), is hereby amended in the following respects only:


   FIRST: Section 9(a)(i) of the Plan is hereby amended by restatement in its entirety to read as follows:

        (i) All rights to exercise an Option and any SARs that relate to such option shall, subject to the provisions of subsection (c) of this Section 9, terminate three months after the date the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason other than death or becoming disabled (within the meaning of Section 22(e)(3) of the Code), except that, in the event of the termination of employment of the Optionee on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or its Affiliates, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes.
   Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Affiliates.


   SECOND: Section 9(a) of the Plan is hereby amended by deleting clause (iii) thereof.


   THIRD: Section 10 of the Plan is hereby amended by restatement in its entirety to read as follows:


        Section 10. Options and SARs Not Transferable. No Option or any SARs that relate to such Option shall be transferable by the Optionee otherwise than by will or the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

   FOURTH: Section 20(a) of the Plan is hereby amended by restatement in its entirety to read as follows:

        (a) Subject to the provisions of Section 14 of the Plan, the Committee may from time to time, in its sole and absolute discretion, award Shares of Restricted Stock to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock. Any award of Restricted Stock shall be made from shares subject hereto as provided in Section 4 of the Plan.

   IN WITNESS WHEREOF, this Amendment has been executed this 27th day of July, 1993.


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                                   NOBLE AFFILIATES, INC.


                                   By:
                                      Robert Kelley
                                      Chairman of the Board
                                      President and Chief
                                      Executive Officer